Exhibit 99.1

Janus Henderson Group plc Reports Third Quarter 2023 Results

●

Solid investment performance, with 65%, 58%, 67%, and 72% of assets under management (“AUM”) outperforming relevant benchmarks on a one-, three-, five-, and 10-year basis, respectively, as of September 30, 2023

●	AUM decreased 4% compared to the second quarter 2023 to US$308.3 billion

●	US$(2.6) billion of net outflows in third quarter 2023 compared to US$(5.8) billion of net outflows in third quarter 2022

●	Third quarter 2023 diluted EPS of US$0.56, or US$0.64 on an adjusted basis

●	Board declared a quarterly dividend of US$0.39 per share and approved a new share repurchase authorization of up to US$150 million of the Company's common shares

LONDON — Janus Henderson Group plc (NYSE/ASX: JHG; “JHG” or the “Company”) published its third quarter 2023 results for the period ended September 30, 2023. Third quarter 2023 operating income was US$108.3 million compared to US$117.9 million in the second quarter 2023 and US$120.7 million in the third quarter 2022. Adjusted operating income, adjusted for one-time, acquisition and transaction related costs, was US$125.4 million in the third quarter 2023 compared to US$121.5 million in the second quarter 2023 and US$125.4 million in the third quarter 2022.

Third quarter 2023 diluted earnings per share of US$0.56 compared to US$0.54 in the second quarter 2023 and US$0.65 in the third quarter 2022. Adjusted diluted earnings per share of US$0.64 in the third quarter 2023 compared to US$0.62 in the second quarter 2023 and compared to US$0.61 in the third quarter 2022.

Ali Dibadj, Chief Executive Officer, stated:

"I am pleased with our results this quarter, particularly amid geopolitical conflicts and economic uncertainties. Our performance remains solid, and we are seeing areas of strong market share gains, including in Fixed Income and U.S. Intermediary. Our financial results emphasize our cost discipline, as we have surpassed our original 'Fuel for Growth' savings and timing through delivering US$50 million in efficiencies a full year earlier than expected. The new buyback authorization reflects our strong cash flow generation and liquidity position and demonstrates our commitment to balancing organic and inorganic investment in the business and returning capital to shareholders. We will continue to look actively to buy, build, or partner to diversify where clients give us the right. Today’s results show we are making meaningful progress, and we continue to deliver positive outcomes for our shareholders and clients alike.”

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SUMMARY OF FINANCIAL RESULTS (unaudited) (in US$ millions, except per share data or as noted)

The Company presents its financial results in US$ and in accordance with accounting principles generally accepted in the United States of America (“GAAP”). However, JHG management evaluates the profitability of the Company and its ongoing operations using additional non-GAAP financial measures. Management uses these performance measures to evaluate the business, and adjusted values are consistent with internal management reporting. See “Reconciliation of non-GAAP financial information” below for additional information.

	Three months ended
	30 Sep	30 Jun	30 Sep
	2023	2023	2022
GAAP basis:
Revenue	521.0	516.5	512.9
Operating expenses	399.3	398.6	392.2
Operating income	121.7	117.9	120.7
Operating margin	23.4%	22.8%	23.5%
Net income attributable to JHG	93.5	89.8	107.6
Diluted earnings per share	0.56	0.54	0.65

Adjusted basis:
Revenue	405.0	401.9	394.2
Operating expenses	279.6	280.4	268.8
Operating income	125.4	121.5	125.4
Operating margin	31.0%	30.2%	31.8%
Net income attributable to JHG	106.7	102.0	101.1
Diluted earnings per share	0.64	0.62	0.61

DIVIDEND AND SHARE BUYBACK

On October 31, 2023, the Board declared a third quarter dividend in respect of the three months ended September 30, 2023, of US$0.39 per share. Shareholders on the register on the record date of November 13, 2023, will be paid the dividend on November 30, 2023.

Additionally, on October 31, 2023, the Board authorized a new on-market share repurchase program under which JHG may repurchase, from time to time, up to $150 million of the Company’s common shares. This share repurchase program may be suspended, modified, or discontinued at any time, but any repurchases under the program must be made prior to the date of JHG’s 2024 Annual General Meeting of Shareholders.

Some JHG executives and employees obtain rights to receive shares of JHG common stock as part of their remuneration arrangements and employee entitlements. In order to satisfy these entitlements in a manner that is not dilutive to shareholders, the Board separately approved the repurchase of up to four million additional shares of common stock for the purpose of making grants to these executives and employees.

AUM AND FLOWS (in US$ billions)

FX reflects movement in AUM resulting from changes in foreign currency rates as non-US$ denominated AUM is translated into US$. Redemptions include impact of client switches.

Total comparative AUM and flows

	Three months ended
	30 Sep	30 Jun	30 Sep
	2023	2023	2022
Opening AUM	322.1	310.5	299.7
Sales	11.8	15.2	11.4
Redemptions	(14.4)	(15.7)	(17.2)
Net sales / (redemptions)	(2.6)	(0.5)	(5.8)
Market / FX	(11.2)	12.1	(19.3)
Closing AUM	308.3	322.1	274.6

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Quarterly AUM and flows by capability

		Fixed
	Equities	Income	Multi-Asset	Alternatives	Total
AUM 30 Sep 2022	161.8	58.5	43.8	10.5	274.6
Sales	5.6	7.7	1.1	0.4	14.8
Redemptions	(13.1)	(9.6)	(2.1)	(1.0)	(25.8)
Net sales / (redemptions)	(7.5)	(1.9)	(1.0)	(0.6)	(11.0)
Market / FX	17.0	3.2	2.7	0.8	23.7
AUM 31 Dec 2022	171.3	59.8	45.5	10.7	287.3
Sales	10.7	7.3	1.0	0.5	19.5
Redemptions	(7.4)	(3.7)	(1.8)	(1.1)	(14.0)
Net sales / (redemptions)	3.3	3.6	(0.8)	(0.6)	5.5
Market / FX	13.9	1.6	2.1	0.1	17.7
AUM 31 Mar 2023	188.5	65.0	46.8	10.2	310.5
Sales	8.6	5.1	1.1	0.4	15.2
Redemptions	(8.6)	(4.1)	(1.8)	(1.2)	(15.7)
Net sales / (redemptions)	—	1.0	(0.7)	(0.8)	(0.5)
Market / FX	10.6	(0.1)	1.6	—	12.1
Reclassifications and disposals	0.4	—	—	(0.4)	—
AUM 30 Jun 2023	199.5	65.9	47.7	9.0	322.1
Sales	5.7	4.8	1.0	0.3	11.8
Redemptions	(8.0)	(3.9)	(1.7)	(0.8)	(14.4)
Net sales / (redemptions)	(2.3)	0.9	(0.7)	(0.5)	(2.6)
Market / FX	(8.0)	(1.7)	(1.7)	0.2	(11.2)
Reclassifications and disposals	(1.3)	—	0.6	0.7	—
AUM 30 Sep 2023	187.9	65.1	45.9	9.4	308.3

Average AUM by capability

	Three months ended
	30 Sep	30 Jun	30 Sep
	2023	2023	2022
Equities	196.9	193.4	182.4
Fixed Income	66.1	65.8	63.7
Multi-Asset	47.7	47.1	47.5
Alternatives	9.4	9.5	11.4
Total	320.1	315.8	305.0

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INVESTMENT PERFORMANCE

% of AUM outperforming benchmark (as of September 30, 2023)

Capability	1-year	3-year	5-year	10-year
Equities	83%	46%	56%	60%
Fixed Income	56%	61%	77%	91%
Multi-Asset	4%	98%	96%	97%
Alternatives	65%	97%	97%	100%
Total	65%	58%	67%	72%

Outperformance is measured based on composite performance gross of fees versus primary benchmark, except where a strategy has no benchmark index or corresponding composite in which case the most relevant metric is used: (1) composite gross of fees versus zero for absolute return strategies, (2) fund net of fees versus primary index, or (3) fund net of fees versus Morningstar peer group average or median. Non-discretionary and separately managed account assets are included with a corresponding composite where applicable.

Cash management vehicles, ETF-enhanced beta strategies, Managed CDOs, Private Equity funds, and custom non-discretionary accounts with no corresponding composite are excluded from the analysis. Performance across all time periods excludes Intech, the sale of which was completed March 31, 2022. Excluded assets represent 4% of AUM. Capabilities defined by Janus Henderson.

% of mutual fund AUM in top 2 Morningstar quartiles (as of September 30, 2023)

Capability	1-year	3-year	5-year	10-year
Equities	76%	69%	80%	88%
Fixed Income	32%	31%	58%	61%
Multi-Asset	96%	39%	93%	95%
Alternatives	85%	91%	44%	100%
Total	75%	60%	79%	87%

Includes Janus Investment Fund, Janus Aspen Series and Clayton Street Trust (U.S. Trusts), Janus Henderson Capital Funds (Dublin based), Dublin and UK OEIC and Investment Trusts, Luxembourg SICAVs, and Australian Managed Investment Schemes. Performance across all time periods excludes Intech, the sale of which was completed March 31, 2022. The top two Morningstar quartiles represent funds in the top half of their category based on total return. For the 1-, 3-, 5-, and 10-year periods ending September 30, 2023, 48%, 48%, 55%, and 61% of the 184, 175, 166, and 151 total mutual funds, respectively, were in the top 2 Morningstar quartiles.

Analysis based on “primary” share class (Class I Shares, Institutional Shares, or share class with longest history for U.S. Trusts; Class A Shares or share class with longest history for Dublin based; primary share class as defined by Morningstar for other funds). Performance may vary by share class. Rankings may be based, in part, on the performance of a predecessor fund or share class and are calculated by Morningstar using a methodology that differs from that used by Janus Henderson. Methodology differences may have a material effect on the return and therefore the ranking. When an expense waiver is in effect, it may have a material effect on the total return, and therefore the ranking for the period.

ETFs and funds not ranked by Morningstar are excluded from the analysis. Capabilities defined by Janus Henderson. © 2023 Morningstar, Inc. All Rights Reserved.

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THIRD QUARTER 2023 RESULTS BRIEFING INFORMATION

Chief Executive Officer Ali Dibadj and Chief Financial Officer Roger Thompson will present these results on November 1, 2023, on a conference call and webcast to be held at 8 a.m. EDT, 12 p.m. GMT, 11 p.m. AEDT.

Those wishing to participate should call:

United States	833 470 1428 (toll free)
United Kingdom	0808 189 6484 (toll free)
Australia	02 7908 3093 (this is not toll free)
All other countries	+1 404 975 4839 (this is not toll free)
Conference ID	689806

Access to the webcast and accompanying slides will be available via the investor relations section of Janus Henderson’s website (ir.janushenderson.com).

OTHER INFORMATION

Janus Henderson to Voluntarily Delist from ASX

Janus Henderson also announced that it has requested and received formal approval to be voluntarily delisted from the Australian Securities Exchange (“ASX”), where the Company’s common stock trades in the form of Chess Depository Interests (“CDIs”). The Company expects that the delisting will occur on or about December 6, 2023. Following the delisting, the Company’s CDIs will no longer trade on ASX; however, JHG common stock will continue to be listed on the New York Stock Exchange (“NYSE”). The number of outstanding shares of the Company's common stock will not be impacted by the delisting. The delisting is not expected to have any material impact on the Company’s financial position or operating results other than in relation to savings in compliance and certain ancillary costs associated with maintaining the ASX listing. The Company intends to provide holders of the Company’s CDIs additional information regarding their rights in connection with the delisting, including their ability to sell their CDIs in connection with the delisting or convert their CDIs into common stock tradeable on the NYSE.

About Janus Henderson

Janus Henderson Group is a leading global active asset manager dedicated to helping clients define and achieve superior financial outcomes through differentiated insights, disciplined investments, and world-class service. As of September 30, 2023, Janus Henderson had approximately US$308.3 billion in assets under management, more than 2,000 employees, and offices in 24 cities worldwide. Headquartered in London, the company is listed on the NYSE and ASX.

Investor enquiries:	Media enquiries:
Jim Kurtz	Nicole Mullin
Head of Investor Relations +1 303 336 4529	Director of Media Relations +44 (0)20 7818 2511
jim.kurtz@janushenderson.com	nicole.mullin@janushenderson.com

Or

Investor Relations
investor.relations@janushenderson.com

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FINANCIAL DISCLOSURES

Condensed consolidated statements of comprehensive income (unaudited)

	Three months ended
	30 Sep	30 Jun	30 Sep
(in US$ millions, except per share data or as noted)	2023	2023	2022
Revenue:
Management fees	434.9	423.5	426.2
Performance fees	(15.8)	(5.9)	(13.2)
Shareowner servicing fees	54.9	53.3	54.0
Other revenue	47.0	45.6	45.9
Total revenue	521.0	516.5	512.9

Operating expenses:
Employee compensation and benefits	149.2	147.7	142.5
Long-term incentive plans	32.6	37.6	41.1
Distribution expenses	116.0	114.6	118.7
Investment administration	12.4	11.1	12.5
Marketing	9.6	9.3	5.6
General, administrative and occupancy	73.7	72.2	64.7
Depreciation and amortization	5.8	6.1	7.1
Total operating expenses	399.3	398.6	392.2

Operating income	121.7	117.9	120.7

Interest expense	(3.2)	(3.2)	(3.1)
Investment gains (losses), net	(5.9)	6.9	11.0
Other non-operating income (expense), net	(13.4)	7.0	13.9
Income before taxes	99.2	128.6	142.5
Income tax provision	(13.2)	(28.2)	(27.9)
Net income	86.0	100.4	114.6
Net loss (income) attributable to noncontrolling interests	7.5	(10.6)	(7.0)
Net income attributable to JHG	93.5	89.8	107.6
Less: allocation of earnings to participating stock-based awards	(2.8)	(2.7)	(3.5)
Net income attributable to JHG common shareholders	90.7	87.1	104.1

Basic weighted-average shares outstanding (in millions)	160.8	160.5	160.5
Diluted weighted-average shares outstanding (in millions)	160.9	160.7	160.9

Diluted earnings per share (in US$)	0.56	0.54	0.65

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Reconciliation of non-GAAP financial information

In addition to financial results reported in accordance with GAAP, we compute certain financial measures using non-GAAP components, as defined by the SEC. These measures are not in accordance with, or a substitute for, GAAP, and our financial measures may be different from non-GAAP financial measures used by other companies. We have provided a reconciliation of our non-GAAP components to the most directly comparable GAAP components. The following are reconciliations of GAAP revenue, operating expenses, operating income, net income attributable to JHG, and diluted earnings per share to adjusted revenue, adjusted operating expenses, adjusted operating income, adjusted net income attributable to JHG, and adjusted diluted earnings per share.

	Three months ended
	30 Sep	30 Jun	30 Sep
(in US$ millions, except per share data or as noted)	2023	2023	2022
Reconciliation of revenue to adjusted revenue
Revenue	521.0	516.5	512.9
Management fees[1]	(41.4)	(41.8)	(46.0)
Shareowner servicing fees[1]	(43.9)	(43.3)	(43.7)
Other revenue[1]	(30.7)	(29.5)	(29.0)
Adjusted revenue	405.0	401.9	394.2

Reconciliation of operating expenses to adjusted operating expenses
Operating expenses	399.3	398.6	392.2
Employee compensation and benefits[2]	(0.9)	(1.5)	—
Long-term incentive plans[2]	2.4	(0.6)	(2.4)
Distribution expenses[1]	(116.0)	(114.6)	(118.7)
General, administration and occupancy[2]	(4.7)	(1.0)	(1.7)
Depreciation and amortization[3]	(0.5)	(0.5)	(0.6)
Adjusted operating expenses	279.6	280.4	268.8

Adjusted operating income	125.4	121.5	125.4

Operating margin	23.4%	22.8%	23.5%
Adjusted operating margin	31.0%	30.2%	31.8%

Reconciliation of net income attributable to JHG to adjusted net income attributable to JHG
Net income attributable to JHG	93.5	89.8	107.6
Employee compensation and benefits[2]	0.9	1.5	—
Long-term incentive plans[2]	(2.4)	0.6	2.4
General, administration and occupancy[2]	4.7	1.0	1.7
Depreciation and amortization[3]	0.5	0.5	0.6
Investment gains (losses), net[4]	(0.2)	12.5	—
Other non-operating income (expense), net[4]	25.6	—	(10.3)
Income tax provision[5]	(15.9)	(3.9)	(0.9)
Adjusted net income attributable to JHG	106.7	102.0	101.1
Less: allocation of earnings to participating stock-based awards	(3.2)	(3.1)	(3.3)
Adjusted net income attributable to JHG common shareholders	103.5	98.9	97.8

Weighted-average diluted common shares outstanding – diluted (in millions)	160.9	160.7	160.9
Diluted earnings per share (in US$)	0.56	0.54	0.65
Adjusted diluted earnings per share (in US$)	0.64	0.62	0.61

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[1]

JHG contracts with third-party intermediaries to distribute and service certain of its investment products. Fees for distribution and servicing related activities are either provided for separately in an investment product’s prospectus or are part of the management fee. Under both arrangements, the fees are collected by JHG and passed through to third-party intermediaries who are responsible for performing the applicable services. The majority of distribution and servicing fees collected by JHG are passed through to third-party intermediaries. JHG management believes that the deduction of distribution and servicing fees from revenue in the computation of adjusted revenue reflects the pass-through nature of these revenues. In certain arrangements, JHG performs the distribution and servicing activities and retains the applicable fees. Revenues for distribution and servicing activities performed by JHG are not deducted from GAAP revenue.

[2]

Adjustments include rent expense, rent income, other rent-related adjustments associated with subleased office space, and the acceleration of long-term incentive plan expense related to the departure of certain employees. JHG management believes these costs are not representative of our ongoing operations.

[3]

Investment management contracts have been identified as a separately identifiable intangible asset arising on the acquisition of subsidiaries and businesses. Such contracts are recognized at the net present value of the expected future cash flows arising from the contracts at the date of acquisition. For segregated mandate contracts, the intangible asset is amortized on a straight-line basis over the expected life of the contracts. JHG management believes these non-cash and acquisition-related costs are not representative of our ongoing operations.

[4]

The adjustment for the three months ended September 30, 2023, primarily consists of a provision for a credit loss and a contingent consideration fair value adjustment related to the 2022 sale of Intech. The adjustment for the three months ended June 30, 2023, includes a correction due to an error of previously recognized earnings associated with an equity method investment. Adjustments for the three months ended September 30, 2022, consist primarily of accumulated foreign currency translation expense related to JHG liquidated entities. JHG management believes these costs are not representative of our ongoing operations.

[5]

The tax impact of the adjustments is calculated based on the applicable U.S. or foreign statutory tax rate as it relates to each adjustment. Certain adjustments are either not taxable or not tax-deductible. Adjustments for the three months ended September 30, 2023, were impacted by the change to our state tax rate. As a result, the U.S. deferred tax assets and liabilities were revalued from 23.9% to 23.5%, creating a non-cash deferred tax benefit of $8.8 million.

Condensed consolidated balance sheets (unaudited)

	30 Sep	31 Dec
(in US$ millions)	2023	2022
Assets:
Cash and cash equivalents	1,121.2	1,162.3
Investments	293.1	261.6
Property, equipment and software, net	45.3	51.8
Intangible assets and goodwill, net	3,675.7	3,667.8
Assets of consolidated variable interest entities	351.6	352.0
Other assets	812.8	742.3
Total assets	6,299.7	6,237.8

Liabilities, redeemable noncontrolling interests and equity:
Long-term debt	305.3	307.5
Deferred tax liabilities, net	568.7	574.6
Liabilities of consolidated variable interest entities	14.2	4.3
Other liabilities	706.9	754.9
Redeemable noncontrolling interests	245.9	233.9
Total equity	4,458.7	4,362.6
Total liabilities, redeemable noncontrolling interests and equity	6,299.7	6,237.8

Condensed consolidated statements of cash flows (unaudited)

	Three months ended
	30 Sep	30 Jun	30 Sep
(in US$ millions)	2023	2023	2022
Cash provided by (used for):
Operating activities	216.9	171.4	221.9
Investing activities	16.0	(23.0)	51.8
Financing activities	(91.5)	1.9	(64.5)
Effect of exchange rate changes	(25.5)	11.8	(47.2)
Net change during period	115.9	162.1	162.0

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Basis of preparation

In the opinion of management of Janus Henderson Group plc, the condensed consolidated financial statements contain all normal recurring adjustments necessary to fairly present the financial position, results of operations, and cash flows of JHG in accordance with GAAP. Such financial statements have been prepared in accordance with the instructions to Form 10‑Q pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. The financial statements should be read in conjunction with the annual consolidated financial statements and notes presented in Janus Henderson’s Annual Report on Form 10‑K for the year ended December 31, 2022, filed with the SEC (Commission File No. 001‑38103). Events subsequent to the balance sheet date have been evaluated for inclusion in the financial statements through the issuance date and are included in the notes to the condensed consolidated financial statements.

FORWARD-LOOKING STATEMENTS DISCLAIMER

Past performance is no guarantee of future results. Investing involves risk, including the possible loss of principal and fluctuation of value.

This document includes statements concerning potential future events involving Janus Henderson Group plc that could differ materially from the events that actually occur. The differences could be caused by a number of factors, including, but not limited to, increasing interest rates and inflation, volatility, or disruption in financial markets, our investment performance as compared to third-party benchmarks or competitive products, redemptions and other withdrawals from the funds and accounts we manage, and other factors identified in JHG’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2022, and in other filings or furnishings made by the Company with the Securities and Exchange Commission from time to time (Commission File No. 001‑38103), including those that appear under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Many of these factors are beyond the control of JHG and its management. Any forward-looking statements contained in this document are as of the date on which such statements were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise, except as required by law.

Annualized, pro forma, projected, and estimated numbers are used for illustrative purposes only, are not forecasts, and may not reflect actual results.

The information, statements, and opinions contained in this document do not constitute a public offer under any applicable legislation or an offer to sell or solicitation of any offer to buy any securities or financial instruments or any advice or recommendation with respect to such securities or other financial instruments.

Not all products or services are available in all jurisdictions.

Janus Henderson is a trademark of Janus Henderson Group plc or one of its subsidiaries.

© Janus Henderson Group plc.

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